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                                   APPENDIX

                     BARCLAYS GLOBAL INVESTORS FUNDS, INC.
                               111 CENTER STREET
                             LITTLE ROCK, AR 77201
                              September 21, 1999

     BY MY SIGNATURE BELOW, I APPOINT R. GREG FELTUS, RICHARD H. BLANK, JR. AND MICHAEL W. NOLTE (OFFICERS OF BARCLAYS GLOBAL INVESTORS FUNDS, INC.), AS MY PROXIES AND ATTORNEYS TO VOTE ALL FUND SHARES OF THE PORTFOLIO IDENTIFIED BELOW THAT I AM ENTITLED TO VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS OF BARCLAYS GLOBAL INVESTORS FUNDS, INC. (THE "BGI FUNDS") TO BE HELD AT THE PRINCIPAL OFFICE OF BGI FUNDS, 111 CENTER STREET, LITTLE ROCK, ARKANSAS 72201 ON MONDAY, OCTOBER 25, 1999 AT 11:00 A.M. (CENTRAL TIME), AND AT ANY ADJOURNMENTS OF THE MEETING. THE PROXIES SHALL HAVE ALL THE POWERS THAT I WOULD POSSESS IF PRESENT. I HEREBY REVOKE ANY PRIOR PROXY, AND RATIFY AND CONFIRM ALL THAT THE PROXIES, OR ANY OF THEM, MAY LAWFULLY DO. I ACKNOWLEDGE RECEIPT OF THE NOTICE OF SPECIAL SHAREHOLDERS MEETING AND THE COMBINED PROXY STATEMENT DATED SEPTEMBER 21,
1999.

     THIS PROXIES SHALL VOTE MY SHARES ACCORDING TO MY INSTRUCTIONS GIVEN BELOW WITH RESPECT TO THE PROPOSAL. IF I DO NOT PROVIDE AN INSTRUCTION, I UNDERSTAND THAT THE PROXIES WILL VOTE MY SHARES IN FAVOR OF THE PROPOSAL. THE PROXIES WILL VOTE ON ANY OTHER MATTER THAT MAY ARISE IN THE MEETING ACCORDING TO THEIR BEST JUDGMENT.



     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BGI FUNDS, WHICH UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL.


PLEASE VOTE BY CHECKING THE APPROPRIATE BOX:

     1.  To consolidate the U.S. Treasury Allocation Fund of
         BGI Funds into the Bond Index Fund of BGI Funds.


         [ ]  FOR     [ ]     AGAINST    [ ]  ABSTAIN



Name of Fund_________________        ______________________________
                                         Signature of Shareholder
No. of Shares _______________
                                     ______________________________
                                         Signature of Shareholder


NOTE:    PLEASE MAKE SURE THAT YOU COMPLETE, SIGN AND DATE YOUR PROXY CARD.
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON YOUR ACCOUNT. WHEN SIGNING AS A FIDUCIARY, PLEASE GIVE YOUR FULL TITLE AS SUCH. EACH JOINT OWNER SHOULD SIGN PERSONALLY. CORPORATE PROXIES SHOULD BE SIGNED IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER.

                                       1
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FOR YOUR CONVENIENCE, YOU MAY VOTE BY ENCLOSING THE PROXY BALLOT IN THE ENCLOSED
POSTAGE PAID ENVELOPE, OR BY FAXING IT TO SHAREHOLDER COMMUNICATIONS CORP. ("SCC") AT 1-800-733-1885. YOU ALSO MAY VOTE BY CALLING SCC AT 1-800-733-8481 EXT. 435 TOLL-FREE FROM 6:00 A.M. TO 8:00 P.M. (PACIFIC TIME). A CONFIRMATION
OF YOUR TELEPHONE OR FAXED VOTE WILL BE MAILED TO YOU.